UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material Under Rule 14a-12

MERRIMACK PHARMACEUTICALS, INC.
(Name of Registrant as Specified in Its Charter)

JFL PARTNERS FUND LP

JFL CAPITAL MANAGEMENT LP

JFL CAPITAL HOLDINGS LLC

JFL CAPITAL MANAGEMENT LLC

JOSEPH F. LAWLER, M.D., PH.D.

22NW FUND, LP

22NW, LP

22NW FUND GP, LLC

22NW GP, INC.

ARON R. ENGLISH

JASON M. ARYEH

KENNETH LIN, M.D.

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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JFL Partners Fund LP, together with the other participants named herein (collectively, “JFL Capital”), has filed a preliminary proxy statement and an accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of JFL Capital’s slate of highly qualified director nominees to the Board of Directors of Merrimack Pharmaceuticals, Inc., a Delaware corporation (the “Company”), at the Company’s upcoming 2019 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

Item 1: On August 22, 2019, JFL Capital issued an open letter to stockholders of the Company. The full text of the letter is attached hereto as Exhibit 1 and is incorporated herein by reference.

Item 2: On August 22, 2019, JFL Capital issued the following press release:

JFL CAPITAL ISSUES LETTER TO FELLOW MERRIMACK STOCKHOLDERS

Believes Significant Destruction of Value and Lack of Alignment with Stockholders Warrants an Overhaul in the Boardroom

Highlights Potential Paths Forward to Unlock Stockholder Value that JFL Capital Nominees Intend to Evaluate if Elected to the Board

LAKEWAY, TX, August 22, 2019 – JFL Capital Management, LLC, together with its affiliates and the other participants in its solicitation, the largest stockholder of Merrimack Pharmaceuticals, Inc. (“Merrimack” or the “Company”) (NASDAQ:MACK), with ownership of approximately 18.7% of the Company’s outstanding shares, announced today that it has issued a letter to Merrimack stockholders in connection with the Company’s upcoming annual meeting of stockholders that has been delayed until October 17, 2019.

The full text of the letter is available at the following link: https://mma.prnewswire.com/media/963974/MACK___public_letter___8_22_19__final.pdf

Contacts:

Joseph F. Lawler, M.D., Ph.D.
(512) 761-4500

John Ferguson
Saratoga Proxy Consulting LLC
(212) 257-1311

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

JFL Partners Fund LP, together with the other participants named herein (collectively, “JFL Capital”), has filed a preliminary proxy statement and an accompanying BLUE proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit votes for the election of its slate of highly qualified director nominees at the 2019 annual meeting of stockholders Merrimack Pharmaceuticals, Inc. (the "Company").

JFL Capital STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be JFL Partners Fund LP (“JFL Partners”), JFL Capital Management LP (“JFL GP”), JFL Capital Holdings LLC (“JFL Holdings”), JFL Capital Management LLC (“JFL Capital Management”), Joseph F. Lawler, M.D., Ph.D., 22NW Fund, LP (“22NW Fund”), 22NW, LP (“22NW”), 22NW Fund GP, LLC (“22NW GP”), 22NW GP, Inc. (“22NW Inc.”), Aron R. English, Jason M. Aryeh and Kenneth Lin, M.D.

As of the date hereof, JFL Partners is the direct beneficial owner of 510,152 shares of Common Stock. JFL GP, as the general partner of JFL Partners, may be deemed to beneficially own the 510,152 shares of Common Stock owned by JFL Partners. JFL Holdings, as the general partner of JFL GP, may be deemed to beneficially own the 510,152 shares of Common Stock owned by JFL Partners. As of the date hereof, 739,676 shares of Common Stock were held in a certain account managed by JFL Capital Management (the “JFL Account”). JFL Capital Management, as the investment manager of JFL Partners and the JFL Account, may be deemed to beneficially own the 1,249,828 shares of Common Stock owned in the aggregate by JFL Partners and held in the JFL Account. Dr. Lawler, as the Managing Member of JFL Capital Management and JFL Holdings, may be deemed to beneficially own the 1,249,828 shares of Common Stock owned in the aggregate by JFL Partners and held in the JFL Account. As of the date hereof, 22NW Fund is the direct beneficial owner of 1,241,896 shares of Common Stock. 22NW, as the investment manager of 22NW Fund, may be deemed to beneficially own the 1,241,896 shares of Common Stock owned by 22NW Fund. 22NW GP, as the general partner of 22NW Fund, may be deemed to beneficially own the 1,241,896 shares of Common Stock owned by 22NW Fund. 22NW Inc., as the general partner of 22NW, may be deemed to beneficially own the 1,241,896 shares of Common Stock owned by 22NW Fund. Mr. English, as the Portfolio Manager of 22NW, Manager of 22NW GP and President and sole shareholder of 22NW Inc., may be deemed to beneficially own the 1,241,896 shares of Common Stock owned by 22NW Fund. As of the date hereof, Mr. Aryeh directly beneficially owns 3,802 shares of Common Stock. As of the date hereof, Dr. Lin directly beneficially owns 5,000 shares of Common Stock.